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Exhibit 21

     List of Subsidiaries of INAMED Corp.

     Biodermis Corporation
     Biodermis Ltd.
     Bioenterics Corporation
     Bioenterics Latin America S.A. de C.V.
     Bioenterics Ltd.
     Bioplexus Corporation
     Bioplexus Ltd.
     Chamfield Ltd.
     Collagen Aesthetics (UK) Limited
     Collagen Aesthetics Australia Pty Ltd.
     Collagen Aesthetics Benelux S.A.
     Collagen Aesthetics Canada Ltd.
     Collagen Aesthetics France S.A.R.L.
     Collagen Aesthetics GmbH
     Collagen Aesthetics Iberica S.A.
     Collagen Aesthetics International, Inc.
     Collagen Aesthetics S.A.
     Collagen Aesthetics S.R.L.
     Collagen Aesthetics Vertrieb
     Collagen Aesthetics, Inc.
     Collagen B.V.
     Collagen Biomedical Pty Ltd.
     Collagen KK
     Collagen Luxembourg S.A.
     Collagen Scandinavia A/S
     CUI Corporation
     Flowmatrix Corporation
     Inamed Brazil LTDA
     Inamed Development Company
     Inamed International Corp.
     Inamed Japan
     Inamed Medical Group
     Inamedical B.V.
     Innermedical Ltd.
     McGhan Deutschland GmbH
     McGhan LTD.
     McGhan Medical & Co. KG
     McGhan Medical Asia Pacific
     McGhan Medical B.V.
     McGhan Medical B.V.B.A.
     McGhan Medical Benelux  B.V.
     McGhan Medical Corporation
     McGhan Medical GmbH
     McGhan Medical Ltd.
     McGhan Medical Mexico, S.A. de C.V.
     McGhan Medical S.A.R.L.
     McGhan Medical S.R.L.
     McGhan Medical S.A.
     Medisyn Technologies Corporation
     Medisyn Technologies Ltd.